Exhibit 99.1

VeriSign Reports First Quarter 2005 Results

MOUNTAIN VIEW, CA – April 20, 2005 – VeriSign, Inc. (Nasdaq: VRSN), the leading provider of intelligent infrastructure services for the Internet and telecommunications networks, today reported its results for the first quarter ended March 31, 2005.

VeriSign reported revenue of $401 million for the first quarter of 2005, a 75 percent increase compared to the same period of 2004. On a GAAP basis, VeriSign reported net income of $49 million for the first quarter and earnings per share of $0.19 per fully-diluted share. This compares with net income of $9 million and earnings per share of $.04 per fully-diluted share for the same period of 2004.

On a non-GAAP, after tax basis, using a 30% effective tax rate on non-GAAP pre-tax income of $95 million, earnings per share for the first quarter was $0.25 per fully-diluted share, as compared to non-GAAP pre-tax income of $50 million and earnings per fully-diluted share of $0.14 for the same period in 2004. These non-GAAP results exclude the following items, which are included under GAAP: amortization of intangible assets related to acquisitions, the net gain or loss on the sale of investments or the impairment of investments, restructuring and other recoveries/charges, and stock-based compensation charges related to acquisitions. A table reconciling the non-GAAP to GAAP numbers reported above is appended to this release.

“Our first quarter results represent a strong start to the year and an exciting beginning to our second decade as a company,” said Stratton Sclavos, Chairman and Chief Executive Officer of VeriSign. “With continued growth in our Internet and Communications segments, we remain confident in, and committed to, our mission of enabling and protecting all forms of interactions across the world’s voice and data networks.”

“Increased demand for our Internet and Communications services led to record revenues and operating income for Q1,” said Dana Evan, Chief Financial Officer of VeriSign. “Given the strong unit volumes across our businesses in Q1 and the recurring nature of our revenues, we would expect to see solid performance throughout the year.”

Within VeriSign’s Internet Services Group (ISG), the VeriSign Security Services (VSS) business achieved a number of milestones during the quarter. Highlights included the announcement of new products, channels and customers for the VeriSign Unified Authentication platform, including a contract award at Bank of America. In addition, an enhanced family of strong authentication tokens was announced in February including a multi-purpose USB token that combines one-time password (OTP) and PKI technology with secure flash storage as well as an OTP-only token that delivers among the industry’s lowest total cost of ownership.

The VeriSign Naming and Directory Services (VNDS) business saw increased new registrations and renewal rates for its .com and .net domain name business. The company was also notified by the Internet Corporation for Assigned Names and Numbers, or ICANN, that the VeriSign proposal to continue operating the .net domain registry was ranked highest among all bidders. Based on this designation, VeriSign and ICANN have entered into negotiations in order to reach a mutually acceptable registry agreement.

The VeriSign Communications Services (VCS) business saw continued momentum in its mobile content business in the first quarter with the expansion of services to certain US and European customers. In addition, VCS announced the availability of the VeriSign Push-To-Talk Service for evaluation by mobile operators to accelerate deployment of services that provide instant access to communications, multimedia content and mobile applications for enterprises and consumers. As part of VeriSign’s mobile content strategy, VeriSign announced on April 7th the successful completion of its acquisition of Santa Cruz, California-based LightSurf which is a global leader in multimedia messaging and interoperability solutions for the wireless market.

Additional Financial Information

•	VeriSign ended the quarter with Cash, Cash Equivalents, Restricted Cash and Short-term Investments of $872 million, an increase of $83 million from the prior quarter.

•	As part of a settlement with a carrier customer, VeriSign recorded an additional one-time gain to Other Income of $6 million dollars.

•	Net days sales outstanding (Net DSO), which takes into account the change in deferred revenue balance, was 49 days which remains within the VeriSign’s guidance of 40 to 50 days.

•	Deferred revenue on the balance sheet was $450 million as of March 31, 2005, up $37 million or 9% over last quarter.

•	Capital expenditures for the first quarter of 2005 were approximately $17 million, up from $15 million in the first quarter of 2004.

•	Non-GAAP operating income was $83 million and cash flow from operations was $74 million for the first quarter of 2005.

Internet Services Group

•	The Internet Services Group – which includes VeriSign’s Security, Payments, and Naming & Directory services – delivered $159 million of revenue in the first quarter of 2005. The results for the first quarter included strong sequential growth in both the Security Services and VeriSign’s Naming & Directory Services (VNDS) businesses.

•	VeriSign’s Web site certificate business issued approximately 122,000 new and renewed certificates in Q1, ending the quarter with a base of more than 462,000 certificates, up from 455,000 at the end of fourth quarter of 2004.

•	VeriSign’s Payments business ended the first quarter with approximately 136,000 merchants under management, an increase of approximately 9,000 merchants over the fourth quarter of 2004. Further, the business processed approximately 120 million individual transactions with an aggregate value of $10.6 billion during the quarter.

•	VeriSign’s Naming & Directory Services business ended the first quarter with over 41 million active domain names in .com and .net, a net increase of approximately 3 million names or 8% from the fourth quarter of 2004.

Communications Services Group

•	VeriSign’s Communications Services (VCS) Group – which provides intelligent communications, commerce and content services to telecommunications carriers and next generation service providers – delivered combined revenues of $242 million in the first quarter of 2005, up 19% from the fourth quarter of 2004.

•	VeriSign’s Communications Services Group ended Q1 with a base of approximately 7.1 million wireless billing customer subscribers up from a Q4 base of 6.5 million.

•	The VCS business supported 12.8 billion database queries in Q1 2005, up 27% from Q1 2004.

Today’s Conference Call

VeriSign will be hosting a teleconference call today at 2:00 pm (PT) to review the first quarter results. The call will be accessible by direct dial at (800) 967-7140 (US) or (719) 457-2629 (international). A listen-only live web cast of the Q1 earnings conference call will also be available at www.verisign.com or www.streetevents.com. A replay of this call will be available at (888) 203-1112 (passcode: 2764119) beginning at 5:00 pm (PT) on April 20th and will run through April 27th. This press release and the financial information discussed on today’s conference call are available on the company’s website at www.verisign.com under the Investor Relations site.

VeriSign Analyst Day

VeriSign will be holding the Company’s annual Analyst Day on May 19, 2005 at the Hotel Sofitel in Redwood City, California. Details on the event and required registration information are available on the Company’s website at www.verisign.com under the Investor Relations tab.

About VeriSign

VeriSign, Inc. (Nasdaq: VRSN), operates intelligent infrastructure services that enable businesses and individuals to find, connect, secure, and transact across today’s complex global networks. Additional news and information about the company is available at www.verisign.com.

Contacts

Media Relations: Brian O’Shaughnessy, boshaughnessy@verisign.com, 650-426-5270 Investor Relations: Tom McCallum, tmccallum@verisign.com, 650-426-3744

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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices and market acceptance of our existing services, the inability of VeriSign to successfully develop and market new services and the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues and the risk that the VeriSign and Jamba! businesses as well as other businesses will not be integrated successfully and unanticipated costs of such integration. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the company’s Annual Report on Form 10-K for the year ended December 31, 2004 and quarterly reports on Form 10-Q. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

VeriSign is a registered trademark of VeriSign, Inc. Other names may be trademarks of their respective owners.

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31, 2005	December 31, 2004
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$389,377	$330,641
Short-term investments	431,335	406,784
Accounts receivable, net	257,735	198,317
Prepaid expenses and other current assets	64,867	51,324
Deferred tax assets	18,898	19,057

Total current assets	1,162,212	1,006,123

Property and equipment, net	508,744	512,621
Goodwill	722,997	725,427
Other intangible assets, net	221,458	243,838
Restricted cash	51,518	51,518
Long-term note receivable	24,607	39,956
Long-term investments	6,356	6,809
Other assets	8,016	6,582

Total long-term assets	1,543,696	1,586,751

Total assets	$2,705,908	$2,592,874

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$404,069	$382,025
Accrued restructuring costs	10,046	11,696
Deferred revenue	335,729	305,874

Total current liabilities	749,844	699,595

Long-term deferred revenue	114,438	107,595
Long-term restructuring costs	15,209	19,276
Other long-term liabilities	6,265	6,815
Deferred tax liability	26,874	31,319

Total long-term liabilities	162,786	165,005

Total liabilities	912,630	864,600

Minority interest in subsidiaries	37,833	36,277

Commitments and contingencies

Stockholders’ equity:
Preferred stock - par value $.001 per share
Authorized shares: 5,000,000
Issued and outstanding shares: none	—	—
Common stock - par value $.001 per share
Authorized shares: 1,000,000,000
Issued and outstanding shares: 254,617,184 and 253,341,383 (excluding 6,164,017 shares held in treasury at March 31, 2005 and December 31, 2004)	255	253
Additional paid-in capital	23,270,172	23,253,111
Unearned compensation	(5,245)	(6,127)
Accumulated deficit	(21,504,654)	(21,553,829)
Accumulated other comprehensive loss	(5,083)	(1,411)

Total stockholders’ equity	1,755,445	1,691,997

Total liabilities and stockholders’ equity	$2,705,908	$2,592,874

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2005	2004
Revenues	$400,991	$229,113

Costs and expenses:
Cost of revenues	124,842	91,482
Sales and marketing	129,377	40,170
Research and development	22,017	16,707
General and administrative	42,378	35,239
Restructuring and other (recoveries) charges	(1,875)	15,507
Amortization of other intangible assets	22,840	15,110

Total costs and expenses	339,579	214,215

Operating income	61,412	14,898

Other income, net	15,277	1,031

Minority interest in net income of subsidiary	(1,128)	(292)

Income before income taxes	75,561	15,637
Income tax expense	26,386	6,567

Net income	$49,175	$9,070

Net income per share:
Basic	$0.19	$0.04

Diluted	$0.19	$0.04

Shares used in per share computation:
Basic	253,989	244,362

Diluted	262,338	248,162

VERISIGN, INC. AND SUBSIDIARIES

STATEMENT OF OPERATIONS RECONCILIATION

(unaudited)

Statement of Operations Reconciliation	Three Months Ended March 31,
(in thousands)	2005	2004
Net income on a GAAP basis	$49,175	$9,070
Amortization of intangible assets	22,840	15,110
Stock-based compensation expense resulting from acquisitions	378	398
Restructuring and other (recoveries) charges	(1,875)	15,507
Net (gain) loss on investments	(2,275)	3,308
Income tax expense	26,386	6,567

Non-GAAP income before income taxes	94,629	49,960
Non-GAAP tax rate of 30% in lieu of the GAAP rate	(28,389)	(14,988)

Net income on a non-GAAP basis	$66,240	$34,972

Statement of Operations Reconciliation per Share

(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.19	$0.04
Amortization of intangible assets	0.09	0.06
Stock-based compensation expense resulting from acquisitions	—	—
Restructuring and other (recoveries) charges	(0.01)	0.06
Net (gain) loss on investments	(0.01)	0.01
Non-GAAP tax rate of 30% in lieu of the GAAP rate	(0.01)	(0.03)

Diluted net income per share on a non-GAAP basis	$0.25	$0.14

Shares used in calculation of net income —GAAP	253,989	244,362
Shares used in calculation of net income —non-GAAP	262,338	248,162

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: amortization of intangible assets related to acquisitions, the net gain/loss on sale of or impairment of investments, restructuring and other recoveries/charges, and stock-based compensation charges related to acquisitions. The non-GAAP financial information is also adjusted for a standard 30% tax rate which differs from the GAAP rate.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information which allows them to have a clearer picture of the company’s core operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2005	2004
Cash flow from operating activities:
Net income	$49,175	$9,070
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	20,804	21,507
Amortization and impairment of other intangible assets and goodwill	22,840	15,110
Provision for doubtful accounts	575	301
Non-cash restructuring and other charges	106	12,705
Net gains and losses and impairment on investments	(2,875)	3,308
Minority interest in net income of consolidated subsidiary	1,556	293
Tax benefit associated with stock options	1,053	7,741
Deferred income taxes	—	(537)
Amortization of unearned compensation	880	641
Loss on disposal of property and equipment	127	—
Changes in operating assets and liabilities:
Accounts receivable	(59,993)	(4,423)
Prepaid expenses and other current assets	(13,543)	(3,812)
Accounts payable and accrued liabilities	16,392	(42,405)
Deferred revenue	36,698	28,003

Net cash provided by operating activities	73,795	47,502

Cash flow from investing activities:
Purchases of investments	(78,074)	(108,565)
Proceeds from maturities and sales of investments	50,828	131,851
Purchases of property and equipment	(17,160)	(14,709)
Cash paid for business combinations, net of cash acquired	—	(70,963)
Capital distribution and repayment of NSI Note Receivable	20,000	—
Merger related costs	(15)	(746)
Other assets	(2,334)	(436)

Net cash used in investing activities	(26,755)	(63,568)

Cash flow from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plan	14,014	17,455
Proceeds from sale of consolidated subsidiary stock	(28)	379
Repayment of debt	(550)	(2,703)

Net cash provided by financing activities	13,436	15,131

Effect of exchange rate changes	(1,740)	726

Net increase (decrease) in cash and cash equivalents	58,736	(209)
Cash and cash equivalents at beginning of period	330,641	301,593

Cash and cash equivalents at end of period	$389,377	$301,384